EXHIBIT 32.2

Certification of Principal Financial Officer

Pursuant to 1350 of Title 18 of the United States Code

In connection with the Amendment No. 1 to the Annual Report of Inland Western Retail Real Estate Trust, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2005 (the “Report”), I, Steven P. Grimes, the Principal Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven P. Grimes

By:	Steven P. Grimes
Principal Financial Officer

Date:	April 28, 2006